UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 9, 2009 (April 7, 2009)
Concho Resources Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33615	76-0818600

(Commission File Number)	(I.R.S. Employer Identification No.)

550 West Texas Avenue, Suite 100 Midland, Texas	79701

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 683-7443
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Concho Resources Inc. (the “Company”) entered into the First Amendment to Amended and Restated Credit Agreement (the “First Amendment”) dated as of April 7, 2009, with the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.
The First Amendment reaffirms the current borrowing base of $960 million and adds certain provisions relating to defaulting lenders which, among other things, require, at the request of the administrative agent, the Company to cash collateralize or prepay a defaulting lender’s pro rata share of letter of credit and swingline loan exposure. The First Amendment also amends the calculation of alternate base rate interest, which is used in connection with non-Eurodollar rate loans from the greater of (i) the JPMorgan Chase Bank prime rate or (ii) the federal funds rate plus 0.50% to the greatest of the (i) JPMorgan Chase Bank prime rate, (ii) the federal funds rate plus 0.50% and (iii) the rate for one-month U.S. dollar deposits in the London interbank market plus 1.00%.
In addition, the First Amendment revises the pricing schedule to (i) increase the Eurodollar rate margin from a range of 1.25% to 2.75% to a range of 2.00% to 3.00% (depending on the then-current borrowing base usage), (ii) increase the alternate base rate margin from a range of 0.00% to 1.25% to a range of 1.125% to 2.125% (depending on the then-current borrowing base usage), and (iii) increase the unused commitment fee rate from a range of 0.25% to 0.50% to a flat rate of 0.50%.
A copy of the First Amendment is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference. The above description of the First Amendment is a summary and is qualified in its entirety by the complete text of the First Amendment.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 above is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description of Exhibit

4.1	First Amendment to Amended and Restated Credit Agreement dated as of April 7, 2009, with the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCHO RESOURCES INC.

Date: April 8, 2009	By:	/s/ DAVID W. COPELAND
	Name:	David W. Copeland
	Title:	Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	First Amendment to Amended and Restated Credit Agreement dated as of April 7, 2009, with the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.